UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 12, 2012

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for the matters submitted to a vote of our stockholders at our Annual Meeting of Stockholders held on June 12, 2012, which are described in detail in our proxy statement filed with the Securities and Exchange Commission on April 30, 2012, are as follows:

1.	Election of six directors to hold office until our 2013 annual meeting of stockholders:

CLASS A STOCK

	NUMBER OF SHARES FOR	% OF SHARES VOTED	NUMBER OF SHARES WITHHELD	% OF SHARES VOTED

Karl F. Lopker	452,733	88.50%	58,849	11.50%

Pamela M. Lopker	448,218	87.61%	63,364	12.39%

Scott J. Adelson	495,536	96.86%	16,046	3.14%

Thomas J. O’Malia	492,728	96.31%	18,854	3.69%

Lee D. Roberts	492,710	96.31%	18,872	3.69%

Peter R. van Cuylenburg	491,243	96.02%	20,339	3.98%

CLASS B STOCK

	NUMBER OF SHARES FOR	% OF SHARES VOTED	NUMBER OF SHARES WITHHELD	% OF SHARES VOTED

Karl F. Lopker	2,276,236	89.78%	259,175	10.22%

Pamela M. Lopker	2,273,380	89.67%	262,031	10.33%

Scott J. Adelson	2,471,236	97.47%	64,175	2.53%

Thomas J. O’Malia	2,465,077	97.23%	70,334	2.77%

Lee D. Roberts	2,465,018	97.22%	70,393	2.78%

Peter R. van Cuylenburg	2,458,957	96.98%	76,454	3.02%

2.	Approval of amendment to the QAD Inc. 2006 Stock Incentive Program to provide for an increase in the number of shares of Class A Common Stock available for issuance by 2,000,000 shares:

CLASS A COMMON STOCK

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

Total Voted	436,211	75,176	195	--
% of Voted	85.26%	14.69%	0.03%

CLASS B COMMON STOCK

Total Voted	2,244,240	290,189	352	--
% of Voted	88.51%	11.47%	0.01%

3.
Re-approval of the material terms for payment of performance-based awards issued under the QAD Inc. 2006 Stock Incentive Program so that such awards qualify as performance-based under Internal Revenue Code Section 162(m):

CLASS A COMMON STOCK

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

Total Voted	502,676	8,444	462	--
% of Voted	98.25%	1.65%	0.09%

CLASS B COMMON STOCK

Total Voted	2,519,845	13,921	1,645	--
% of Voted	99.38%	0.54%	0.06%

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: June 15, 2012	By:	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as Principal Financial Officer)